Exhibit 5.1

22 May 2018

Realm Therapeutics plc
267 Great Valley Parkway
Malvern, PA 19355
United States of America
Re:           Realm Therapeutics plc – Registration Statement on Form F-1 – Exhibit 5.1
Ladies and Gentlemen:
We have acted as English legal advisers to Realm Therapeutics plc, a public limited company incorporated in England and Wales (the “Company”) in connection with the registration statement on Form F-1 (such registration statement, as amended, including the documents incorporated by reference therein, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by the Registered Holders (as such term is defined in the Registration Statement) of up to 5,079,994 American Depositary Shares (“ADSs”), each representing 25 ordinary shares of nominal value £0.10 each in the issued share capital of the Company (“Ordinary Shares”).

1.	INTRODUCTION

1.1	Purpose
In connection with the preparation and filing of the Registration Statement, to which this letter is attached as an exhibit, with the SEC, we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

1.2	Defined terms and headings
In this letter:

(a)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and

(b)	headings are for ease of reference only and shall not affect interpretation.

1.3	Legal review
For the purpose of issuing this letter, we have examined such matters of fact and questions of law as we have considered appropriate. We have reviewed only the following documents and conducted only the following enquiries and searches:

(a)	an online search at Companies House in respect of information available for inspection on the Company’s file conducted on 22 May 2018;

(b)	an enquiry by telephone at the Central Index of Winding Up Petitions, London on 22 May 2018 at 9:00 a.m. (London time) ((a) and (b) together, the “Searches”);

(c)	a PDF copy of the executed written resolutions of the board of directors of the Company dated 21 May 2018 regarding, inter alia, the Registration Statement (the “Written Resolutions”);

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com
Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

(d)	a PDF copy of the certificate of incorporation of the Company dated 21 April 2006;

(e)	a PDF copy of the certificate of incorporation on change of name of the Company dated 7 December 2016;

(f)
a PDF copy of the current articles of association of the Company adopted pursuant to a special resolution of the shareholders of the Company passed at the general meeting of the Company dated 9 October 2018 (the “Articles”); and

(g)	a draft copy of the Registration Statement.

1.4	Applicable law
This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts, including the laws of the European Union to the extent having the force of law in England, as at today’s date. In particular:

(a)	we have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated below;

(b)	we do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters; and

(c)
we express no opinion in this letter on the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it.

1.5	Assumptions and reservations
The opinions given in this letter are given on the basis of each of the assumptions set out in schedule 1 (Assumptions) and are subject to each of the reservations set out in schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.	OPINION
Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its schedules, and subject further to the following:

(a)	the Registration Statement, as finally amended, having become effective under the Securities Act; and

(b)	that the Written Resolutions were validly passed in accordance with all applicable laws, including, but not limited to, the Companies Act 2006 (the “Act”), regulations and the Articles, it is our opinion that, as at today’s date, the Ordinary Shares underlying the ADSs being proposed for resale by the Registered Holders have been duly and validly authorised and issued, are fully paid and will not be subject to any call for payment of further capital.

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com
Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

3.	EXTENT OF OPINIONS
We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection with the transactions contemplated by the Registration Statement.
This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

4.	DISCLOSURE AND RELIANCE
This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement.
Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.
Yours faithfully
/s/ Edward J. Lukins
Cooley (UK) LLP

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com
Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

SCHEDULE 1
ASSUMPTIONS
The opinions in this letter have been given on the basis of the following assumptions:

(a)
the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)	that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

(c)	that each of the signed documents examined by us has been duly executed and, where applicable, delivered by the parties thereto;

(d)
that the Articles referred to in paragraph 1.3(d) of this letter remain in full force and effect, and no alteration has been made or will be made to such Articles, prior to the effective date of the Registration Statement (the “Effective Date”);

(e)
that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the Effective Date;

(f)
that the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986 (the “Insolvency Act”) and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company);

(g)
that the Written Resolutions provided to us in connection with the giving of the opinions set out in this letter are complete and correct, and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the Effective Date;

(h)
that in relation to the Registration Statement, the directors of the Company have acted and will act in the manner required by section 172 of the Act, and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any directors of the Company;

(i)	that no ADSs have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000, as amended (“FSMA”) or of any other United Kingdom

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com
Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the ADSs in breach of section 21 of FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities; and

(j)
the Company is not, nor will be, engaging in criminal, misleading, deceptive or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose which might render any transaction contemplated by the Registration Statement or any associated activity illegal, void or voidable.

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com
Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

SCHEDULE 2
RESERVATIONS
The opinions in this letter are subject to the following reservations:

(a)
the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced, and the available records may not be complete or up-to-date. In particular, the Central Registry of Winding-Up Petitions in England may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry of Winding Up Petitions in England are not capable of revealing whether or not a winding up petition or a petition for the making of an administration order has been presented and, further, notice of a winding up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned. Further, not all security interests are registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in England. We have not made enquiries of any District Registry or County Court in England;

(b)
the opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)	we express no opinion as to matters of fact;

(d)	we have only reviewed the documents listed in paragraph 2 above;

(e)	we have made no enquiries of any individual connected with the Company;

(f)
a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error; and

(g)
it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK
t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com
Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above. Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.